EXHIBIT 10.1

                                                    (Agreement Number: 00460403)

                 JINSA WEIKOOKIN TOOJA GIUP JUNYONG SANUP DANJI

                           RESIDENT AGREEMENT (LEASE)

                      KOREA INDUSTRIAL COMPLEX CORPORATION

Agreement Number: 00460403

JINSA FOREIGN INVESTMENT COMPANY EXCLUSIVE INDUSTRIAL DISTRICT RESIDENT (LEASE) AGREEMENT

Description of the Real Estate

Location: Wei 1 Pil-ji, 601 Bunji, Bangji-ri, Sanam-myun, Sacheon City, Kyung
Nam
Size of Land: 27,270.9 m2
Use Purpose Zoning: Industrial Use District

In regards to the real estate described above, the Chairman of Korea Industrial Complex Corporation (hereinafter, referred to as "Party A") and SpatiaLight Korea, Incorporated (as further described below) (hereinafter, referred to as "Party B"), which is to lease as a lessee the aforementioned real estate mutually set forth in this lease agreement as follows:

Further description of Party B:

    ------------------------ ----------------------- --------------------------- ---------------------------
    Trade Name (Name of      SpatiaLight Korea,      Company Representative      Robert A. Olins
    the Corporation)         Inc.
    ------------------------ ----------------------- --------------------------- ---------------------------
    Address                  161-6 Jungui-ri, Sacheon-up, Sacheon City, Kyung Nam
    ------------------------ -------------------------------------------------------------------------------
    Class of Business        Manufacturing of air    Classification    32300     Manufactured       LCos
                             transmitting            number                      product            chip
                             reception products,
                             other multimedia
                             products, and sound
                             and related machines
                             and products
    ------------------------ ----------------------- ----------------- --------- ------------------ --------
    Size of Construction     Manufacturing Plants and Facilities: 5.544.58 m2   Auxiliary Facilities:
                             2,123.32m2  Total: 7,667.9 m2
    ------------------------ -------------------------------------------------------------------------------
    Estimated start of       September 2004          Estimated date of           April 2005
    construction                                     completion
    ------------------------ ----------------------- --------------------------- ---------------------------
    Amount of foreign        10,560 million won (equivalent to USD 9.6 million dollars)
    investment
    ------------------------ -------------------------------------------------------------------------------

Article 1.   Term of Lease

The term of the lease is the fifty years from September 9, 2004 to September 8, 2054 (with re-leases in 10-year units).

Article 2.   Size of Leased Land and Lease Fee

(1)   The size of the land being leased is 27,270.9 m2.

(2) The fee of the lease shall be 86 won per month until November 2004, and the fee thereafter shall be the amount set by the Minister of Commerce, Industry and Energy.

(3) If it is applicable for a lease abatement according to Section 13 of the Laws and Regulations for Foreign Investment Incentive or "Basic Plans for Exclusively Foreign Company Industry District Management", the lease price may be abated by Party B's request to Party A. After the decision for lease abatement is made according to Paragraph 3 above, Party A may cancel the abatement and retroactively assess and collect the abated amount in the event that Party B loses the status for such abatement or does not perform the conditions for such abatement.
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Article 3.   Payment of Lease Certification and Lease Fee

(1) At the time this agreement is mutually agreed upon, Party B shall pay a lease certification in the amount equivalent to one (1) year of lease payments based upon the monthly lease payments and pay the lease payment for that year. In determining the number of months for such computation, any fraction less than one month shall be considered one month.
(2) The lease payment shall be prepaid for one year, the deadline for such payment shall be the last day of the previous year, and the payment shall be paid and deposited into the financial institution designated by Party
      A. In the event that the lease payment needs to be paid in installments due to uncontrollable circumstances, it may be paid in four (4) or fewer installments. In such case, there shall be an additional payment as interest at the annual rate of eight (8) percent on the unpaid balance.
(3) For any late lease payment as allowed according to the provision of Paragraph 2 above, there shall be additional late fees at the rate equivalent to that set in the Rules and Regulations in "Additional Taxes and Other Taxes According to National Tax Levi and Collection".
(4) If Party B should be repeatedly late in lease payment resulting in additional late fees, the rules and regulations of "Provisions for Late Fees" from "Laws for National Tax Levi and Collection" may be applied for such collection.

Article 4.   Ascertainment of the Size of Leased Land and Settlement of Lease
             Price

(1) If as a result of a land survey there is an increase or decrease in the size of the land leased to Party B, that shall be effected and the adjusted size for the land shall be called the ascertained size of the land.
(2) Based upon the ascertained size of the land, the lease fee and lease certification shall be revised retroactively effective as of the date of this agreement without any imposition of interest to either parties.

Article 5.   Lessee's Obligations and Limitations in Claims

      Party B shall perform the prudent administration of the property in good faith, fulfill all obligations, bear its share of all necessary obligations for preservation of the leased land and for the purposes of usage and its enduring economic gains, and shall not claim any expense reimbursement claims or other claims that might be discussed in the laws and regulations of Civil Law Section 203 and/or 626.

Article 6.   Limitations in the Usage of the Leased Land

Party B shall not undertake without prior acceptance by Party A if any of the following items should apply:

1.    Changes in purpose of usage and/or purpose of economic gain.
2. Transfer or sublease of the leased land or disposition of any right or privilege.
3.    Change or alteration of the original state of the leased land
4. Conveyance to third party in any form of the facilities built upon the leased land.

Article 7.   Cancellation of Lease

(1) Party A is entitled to cancel the lease agreement if Party B is in involved in any of the following items:

1. If Party B is involved in any of the acts stated in Article 6 without prior written acceptance from Party A.

2. According to the provisions from Article 42 of Laws Pertaining to Industry Self Revitalization and Incorporation of Such Industrial Company, there arises a reason to cancel the lease agreement.

3.    Party B does not pay the lease fee for three months or longer.

4. Party B does not perform its proposed foreign investment (within three years) according to the proposed business plan for company building and establishment as submitted in the lease agreement application.

5. There is an ownership change in the portion of foreign investment to less than 30 percent (30%) after the lease agreement that is legally binding.

6. There is a breach of any condition of the lease agreement or of any clause of the lease agreement.

(2) In the event that Party A terminates the lease for provisions discussed in Paragraph 1 above, Party B shall not be entitled to any claims whatsoever for loss due to the cancellation of lease regardless of any loss sustained by Party B.

(3) In the event that Party B cancels the lease according to the provisions discussed in Paragraph 1 above, a refund shall be made for the lease certification and the prepaid lease fee after a reduction is made for unpaid lease payments, late fees and expenses for reverting the property to the original state. In the event that there are excess expenses, actions against Party B's assets may be taken such as lien or other venue.

Article 8.   Request for Termination of Agreement

      If Party B desires to terminate this agreement during the term of this agreement for reasons beyond Party B's control, an application for termination shall be submitted, and Party A shall terminate the lease agreement within one month.

Article 9.   Start of Construction of Plants, etc.

(1) In building plants and other facilities for production and manufacturing, Party B shall meet the requirements in Section 8 of the "Laws Pertaining to Industry Self Revitalization and Establishment of Such Industrial Company" regarding the standards of building plants as well as Section 33 regarding meeting the requirements for buildings within structural and zoning restrictions.
(2) In constructing buildings according to the provisions discussed in Paragraph 1 above, Party B shall make a request for approval to Party A and Party A shall make approval after taking the necessary procedures for restoration to the original state, and issuing a letter of approval.

Article 10.  Restoration to Original State

      When the term of lease expires, is cancelled or terminated, Party B shall donate the building and plant(s) and other facilities constructed upon the land to the national government or a self-governing local government or district within the time frame that Party A designates, and shall restore the property to its original state as well as bear all the expenses for restoration and return it to Party A at Party A's presence.

Article 11.  Extension of Term of Lease

      In the event Party B desires to extend the term of lease as discussed in
      Article 1, such extension shall be requested three months before the term expires. Party A shall examine Party B for the performance according to Party B's Proposed Business Plan and shall give extension unless there is a special reason not to.

Article 12.  Responsibility for Compensation

     In the event that Party B causes any loss due to omission or violation of stated obligations so that Party A incurs expenses or losses, Party B shall take the responsibility therefor and reimburse or restore to Party A such expenses and losses.

Article 13.  Modifications to Matters in Residential Agreement

(1) When Party B wants to change any part of the lease agreement, it shall be made in compliance with Section 35 of Laws Pertaining to Industry Self Revitalization and Establishment of Such Industrial Company. Proof of such compliance shall be attached to an Application for Change in Lease Agreement in order to make such changes with Party A.
(2) Party B shall bear any and all expenses and losses associated with Party B's non-compliance for items discussed in Paragraph 1 above.
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Article 14.  Fees and Expenses for Common Areas

(1) Party B shall share Party B's portion of the burden that is determined exclusively by Party A for the use of common facilities for its fees and expenses for the preservation, repair and maintenance.
(2) In the event that Party B does not pay the fees and expenses as discussed in Paragraph 1 above within the time determined by Party A, there shall be charged an additional late charge on the amount equal to the late fee rate Housing & Commercial Bank charges for regular loans.

Article 15.  Restrictions on Common Area Usage

(1) In the event Party B does not pay the fees and expenses for common area for three months, Party A has the right to exercise restrictions for Party B not to use the common area. Moreover, Party A may execute procedures for a lien on Party B's assets to secure and correct such condition.
(2) Party B shall not make any adverse reaction to Party A's actions taken as discussed in Paragraph 1 above.

Article 16.  Environment Preservation and Security Management

(1) According to the Laws pertaining to Environment Protection and Related Laws, Party B shall construct systems for discharge, permit or license for such discharge system construction shall be obtained. After such installation and final approval, a copy of such approval shall be submitted to Party A. The same procedures shall be applied to any changes thereto.
(2) Any discharge to be made, whether general or specified, during Party B's construction of plants and facilities and during their operation after completion shall be treated and handled by an independent discharge specialist in compliance with the rules and procedures therefor.
(3) In order to help promote environmental protection, Party B shall help participate in projects that Party A endeavors for the Common-Pollution-Protection of the Industrial District. (4) Party B shall comply with Party A's direction and guidance for the protection and security of the Industrial District according to the Laws for Establishing and Keeping a Reserve Army, the Basic Laws for Civil Defense Army, and laws and related regulations for protection of important national building and resources from the Ministry of Commerce, Industry and Energy.

Article 17.  Taxes and Other Public Charges

      After the lease agreement, all taxes and public levies assessed on the leased property shall be borne by Party B even if the assessment is not made to Party B.

Article 18.  Relation to Other Regulations

      For items that are not stated in this agreement, the rules and regulations set forth in the Laws Pertaining to Industry Self Revitalization and Establishment of such Industry Company, the Guidelines for Exclusively Foreign Entity Use District, and the Basic Plan for Industrial District Management as well as the rules and regulations Party A establishes for lease agreements shall be applied.

Article 19.  Reports

Party B shall report to Party A as designated by Party A when any of the following is applicable:

1. Concerning registration (and any subsequent changes) as a foreign investment company according to the Laws for Promotion of Foreign Investment,
2. Concerning the start of construction of plant buildings, additions, completion of construction and start of plant operations,
3. Concerning production and manufacturing, export, employment and plant operations, 4. Concerning temporary shutdown and closing of business operations, and/or 5. Concerning anything that Party A decides to be deemed necessary.
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Article 20.  Other Matters

(1) Party B shall perform geological and related inspection and testing, etc., that are deemed necessary for this leased land and its construction at its own schedule and expenses.
(2) Party B shall build a system for pollution protection to protect and preserve the surrounding environment and to protect against water contamination. Therefore, a self-purifying system shall be installed if plant operation begins before a main facility for sewer control is completed and operational.
(3) During construction of building and plants, Party B shall protect against damage to roads, parks, water lines and sewer systems and other public facilities. In the event that Party B causes any damages, it shall restore same to its original state at Party B's own responsibility.
(4) Party B shall not take away employees from companies and their supporting entities within this Industrial District in the same or similar line of business who are considered technical employees or highly skilled employees.

Article 21.  Matters of Special Agreements and Additional Agreements

        In the case that Party A determines that an additional agreement is needed for Party B's performance and compliance of this agreement beyond and above this agreement, a separate agreement shall be made to Party B as addition to this agreement.


To certify that this agreement is mutually agreed upon, two sets of this agreement shall be made and sealed and signed and Party A and Party B, each of which shall receive and keep one copy thereof.

September 9, 2004


Party A
         Address: 188 Guro-dong, Guro-gu, Seoul, Republic of Korea
         Name: Korea Industrial Complex Corporation
         C.E.O.: Dong Kun Kim

Party B
         Address: 161-6 Jungui-ri, Sacheon-up, Sacheon City, Kyung Nam Business Name (Corporate Name): SpatiaLight Korea, Inc.
         C.E.O.: Robert A. Olins